Exhibit 99.1
Press Release, dated April 29, 2011


FOR IMMEDIATE RELEASE: April 29, 2011


April 29, 2011. On April 29, 2011, Pittsburgh & West Virginia Railroad (the "Trust") (AMEX: PW) appointed William S. Susman as Trustee, to serve until the next annual meeting to be held in May 2011. Mr. Susman has 20 years of investment banking experience, including significant experience in the railroad industry. As the former head of Merrill Lynch's Transportation and Consumer Group, Mr. Susman advised numerous railroad clients, including Burlington Northern, CSX, Kansas City Southern, Norfolk Southern Railways, TMM and Union Pacific. The Trust believes Mr. Susman is an excellent addition to the Board of Trustees and that his advice and guidance will benefit the Trust as it seeks to expand its business.

The Trust also announced the launch of its corporate website at www.pwreit.com as part of its ongoing efforts to broaden its business and acquire additional transportation and energy infrastructure assets consistent with its status as a real-estate investment trust (REIT).

About Pittsburgh & West Virginia Railroad
The Trust is an infrastructure real estate investment trust that is focused on acquiring and owning transportation and energy infrastructure assets. The Trust currently owns 112 miles of railroad between West Virginia and Ohio that is leased to Norfolk Southern Corporation. For more information, please visit www.pwreit.com.

Forward-Looking Statements
This press release may contain include forward-looking statements within the meaning of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding the Trust's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of the Trust's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, the Trust's actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by the Trust's forward-looking statements, and such difference might be significant and materially adverse to the Trust's security holders.

All forward-looking statements reflect the Trust's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Trust disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Trust's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Trust's final amended prospectus relating to the Trust's rights offering filed with the Securities and Exchange Commission on February 25, 2011, and other risks described in documents subsequently filed by the Trust from time to time with the Securities and Exchange Commission.

Investor Contact:
Pittsburgh & West Virginia Railroad
Arun Mittal, CFA
VP Business Development
212-750-0373